As filed with the Securities and Exchange Commission on February 11, 1997

                                        Registration No. 33-89282

                  POST EFFECTIVE AMENDMENT NO. 1
                                TO
                             FORM S-8

     Registration Statement under the Securities Act of 1933


                  CHESAPEAKE ENERGY CORPORATION
      (Exact name of registrant as specified in its charter)

             Oklahoma                             73-1395733
  (State or other jurisdiction                 (I.R.S. Employer
of incorporation or organization)             Identification No.)

     6100 North Western Avenue
      Oklahoma City, Oklahoma                            73118
(Address of Principal Executive Office)                (Zip Code)

                  ______________________________

  CHESAPEAKE ENERGY CORPORATION 1992 NONSTATUTORY STOCK OPTION PLAN
                     (Full title of the plan)

       Aubrey K. McClendon                 Copies to:
      Chairman of the Board           W. Chris Coleman, Esq.
    and Chief Executive Officer            McAfee & Taft
  Chesapeake Energy Corporation      A Professional Corporation
    6100 North Western Avenue                 Tenth Floor
  Oklahoma City, Oklahoma 73118         Two Leadership Square
  (Name and address of agent        Oklahoma City, Oklahoma 73102
         for service)

                           405/848-8000
  (Telephone number, including area code, of agent for service)

                  ______________________________

          On December 31, 1996, Chesapeake Energy Corporation, a Delaware corporation, merged with and into its newly formed
Oklahoma subsidiary, Chesapeake Oklahoma Corporation (the name of which has been changed to Chesapeake Energy Corporation as a result of the merger ("Chesapeake Oklahoma")). By this amendment, Chesapeake Oklahoma hereby adopts this registration statement, as well as the stock option plan which is the subject of this registration statement, as its own for all purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934. This adoption is made pursuant to rule 414(d) as promulgated under the Securities Act of 1933.
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                            SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, State of Oklahoma, on the 11th day of February, 1997.

                         CHESAPEAKE ENERGY CORPORATION


                         By AUBREY K. MCCLENDON
                            Aubrey K. McClendon, Chairman of
                            the Board and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on February 11, 1997.


AUBREY K. MCCLENDON               TOM L. WARD
Aubrey K. McClendon, Chairman     Tom L. Ward, President, Chief
of the Board, Chief               Operating Officer (Principal
Executive Officer (Principal      Operating Officer) and Director
Executive Officer) and Director


MARCUS C. ROWLAND                 RONALD A. LEFAIVE
Marcus C. Rowland, Vice           Ronald A. Lefaive, Controller
President - Finance and Chief     (Principal Accounting Officer)
Financial Officer (Principal
Financial Officer)


E. F. HEIZER, JR.                 BREENE M. KERR
E. F. Heizer, Jr., Director       Breene M. Kerr, Director


SHANNON SELF                      FREDERICK B. WHITTEMORE
Shannon Self, Director            Frederick B. Whittemore, Director


WALTER C. WILSON
Walter C. Wilson, Director